Exhibit 32

WEIS MARKETS, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Weis Markets, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 25, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan H. Weis, Chairman, President and Chief Executive Officer, and Michael T. Lockard, Senior Vice President, Chief Financial Officer and Treasurer, of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/Jonathan H. Weis
Jonathan H. Weis
Chairman, President and Chief Executive Officer
8/4/2022

/S/Michael T. Lockard
Michael T. Lockard
Senior Vice President, Chief Financial Officer and Treasurer
8/4/2022

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Weis Markets, Inc. and will be retained by Weis Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.